EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-57810, Form S-3 No. 333-79407, Form S-8 No. 33-99914, Form S-8
No. 333-32646, Form S-8 No. 333-105926, Form S-3 No. 333-100625 and Form S-3 No.
333-66772) of Westell Technologies, Inc. of our report dated May 7, 2004 with respect to the consolidated financial statements and schedule of Westell Technologies, Inc. included in this Annual Report (Form 10-K) for the year ended March 31, 2004.


Ernst & Young LLP

Chicago, Illinois
June 14, 2004